Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-159582, 333-70917, 333-61202, and 333-199566) of Key Tronic Corporation (the “Company”), of our report dated September 26, 2023, relating to the consolidated financial statements of the Company, appearing in this Annual Report on Form 10-K of the Company for the year ended July 1, 2023.

/s/ Moss Adams, LLP

Seattle, Washington
September 26, 2023